Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Investor Relations and Corporate Finance
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER 2021
OF $225 MILLION AND DILUTED EARNINGS PER SHARE OF $1.57

Pasadena, California – October 21, 2021 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, today reported its financial results for the third quarter of 2021. Third quarter 2021 net income was $225.4 million, or $1.57 per diluted share; return on average assets was 1.46%, and return on average equity was 15.75%.

“This was another quarter of outstanding results. Our total loans reached a record $40.5 billion as of September 30, 2021. Loans grew by 11% annualized from June 30, 2021, and by 11% from September 30, 2020, excluding the impact of the Paycheck Protection Program. This growth has come from all of our major loan portfolios of commercial, residential mortgage and commercial real estate,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.

“Total deposits reached a record $53.4 billion as of September 30, 2021, driven by excellent growth in demand deposits. This has transformed our deposit mix. Noninterest-bearing demand deposits now make up 43% of total balances, compared with 36% a year ago.”

“Our robust organic balance sheet growth drove a 21% annualized increase in revenue quarter-over-quarter, even as interest rates remained low. This revenue expansion was achieved while maintaining solid expense discipline, resulting in adjusted pre-tax, pre-provision income1 growth of 26% annualized from the second quarter,” continued Ng. “Overall, we earned an attractive return on average tangible equity2 of 17.25% in the third quarter of 2021.”

“We are looking forward to finishing the year on a high note, and extending the momentum and excellent performance from 2021 into continued growth and success in 2022,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Three Months Ended	Qtr-o-Qtr Change		Yr-o-Yr Change
($ in millions)	September 30, 2021	$	% Ann.	$	%

Total Loans (incl. PPP)	$40,482	$408	4%	$3,040	8%
Total Loans (excl. PPP)	39,674	1,034	11	4,005	11
Total Deposits	53,356	774	6	11,676	28
Total Revenue	$469	$24	21%	$90	24%
Adj. Pre-tax Pre-provision Income[1]	302	19	26	78	35
Net Income	225	1	1	66	41

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[2] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

BALANCE SHEET

•Record Assets – Total assets reached $61.0 billion as of September 30, 2021, up by $1.1 billion, or 7% annualized, from $59.9 billion as of June 30, 2021. Year-over-year, total assets grew 21% from $50.4 billion as of September 30, 2020.

Third quarter 2021 average interest-earning assets of $58.2 billion grew by $3.3 billion, or 24% linked quarter annualized. The growth in average interest-earning assets mainly consisted of a $2.0 billion increase in average interest-bearing cash and deposits with banks, a $785.7 million increase in average available-for-sale (“AFS”) debt securities, and a $337.9 million increase in average loans. Excluding Paycheck Protection Program (“PPP”) loans, average loans grew by $1.1 billion.

•Record Loans – Total loans reached $40.5 billion as of September 30, 2021, up by $408.4 million, or 4% annualized, from $40.1 billion as of June 30, 2021. Excluding PPP loans, total loans grew by $1.0 billion, or 11% linked quarter annualized. During the third quarter of 2021, $645.0 million of PPP loans outstanding were forgiven by the Small Business Administration (“SBA”). PPP loans totaled $807.3 million as of September 30, 2021. Year-over-year, total loans, excluding PPP, grew 11% from $35.7 billion as of September 30, 2020.

Third quarter 2021 average loans of $40.0 billion grew by $337.9 million, or 3% linked quarter annualized. Excluding PPP loans, average loans grew by $1.1 billion, or 12% annualized, from the second quarter of 2021. The strongest growth was from average C&I loans excluding PPP, which increased 16% linked quarter annualized, followed by residential mortgage loans, which also increased 16% linked quarter annualized. Average total CRE loans grew by 5% linked quarter annualized.

•Record Deposits – Total deposits reached $53.4 billion as of September 30, 2021, up by $773.6 million, or 6% annualized, from $52.6 billion as of June 30, 2021, and up 28% year-over-year from $41.7 billion as of September 30, 2020. Noninterest-bearing demand deposits reached a record $23.2 billion as of September 30, 2021, up by $1.4 billion, or 25% annualized, from $21.8 billion as of June 30, 2021, and up 55% year-over-year from $14.9 billion as of September 30, 2020. Noninterest-bearing demand deposits made up 43% of total deposits as of September 30, 2021, up from 41% as of June 30, 2021 and 36% as of September 30, 2020.

Third quarter 2021 average deposits of $53.5 billion grew by $3.3 billion, or 26% linked quarter annualized. Growth in the third quarter was led by noninterest-bearing demand deposits, which increased by $3.5 billion or 69% linked quarter annualized. Time deposits decreased quarter-over-quarter, reflecting run-off of higher rate certificates of deposit.

•Strong Capital Levels – As of September 30, 2021, stockholders’ equity was $5.7 billion, or $40.10 per common share, and tangible equity3 per common share was $36.75. Tangible equity per common share increased by 3% quarter-over-quarter and increased by 12% year-over-year. As of September 30, 2021, the tangible equity to tangible assets ratio3 was 8.62%, the common equity tier 1 (“CET1”) capital ratio was 12.8%, and the total risk-based capital ratio was 14.2%.

[3] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2021 net income was $225.4 million, or $1.57 per diluted share, compared with $224.7 million, or $1.57 per diluted share, for the second quarter of 2021.

Third Quarter 2021 Compared to Second Quarter 2021

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $395.7 million, an increase of 20% annualized from $376.5 million. Net interest margin (“NIM”) of 2.70% decreased by five basis points from 2.75%.
•Excluding the impact of PPP loans, adjusted NII4 totaled $380.5 million, an increase of 21% annualized from $361.1 million. PPP loans contributed $15.2 million to NII in the third quarter, compared with $15.4 million in the second quarter.
•NII growth reflected growth in average balances of loans, securities and other earning assets, as well as the benefit of a lower cost of funds, partially offset by lower yields on earning assets.
•Adjusted NIM4 of 2.64% declined by nine basis points from 2.73%. The quarter-over-quarter adjusted NIM compression was largely due to the $2.0 billion growth in average interest-bearing cash and deposits with banks, which earned an average yield of 0.25% in the third quarter. Strong deposit growth in excess of loan growth drove the increase in these assets.
•The third quarter adjusted average loan yield4 of 3.56% was two basis points lower than 3.58% for the second quarter.
•The average cost of funds of 0.14% decreased by four basis points from 0.18%. This reflected growth in noninterest-bearing demand deposits, the payoff of higher-cost FHLB advances that matured during the second quarter, and a continued decline in the cost of interest-bearing deposits.

Noninterest Income
Noninterest income totaled $73.1 million in the third quarter, up $4.7 million, or 7%, from $68.4 million in the second quarter.
•Quarter-over-quarter, deposit account fees grew, due to growth in treasury management services, and gains on sale of SBA loans increased, due to a higher volume of SBA 7A loans sold. This was offset by decreases in lending fees and wealth management fees.
•Interest rate contracts (“IRC”) and other derivative income was $7.2 million in the third quarter, compared to a loss of $3.2 million in the second quarter. The quarter-over-quarter increase was due to a favorable change in credit valuation adjustment, which reflected an increase in long-term benchmark interest rates, as well as higher customer-driven IRC revenue.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

Noninterest Expense
Noninterest expense totaled $205.4 million. Third quarter noninterest expense consisted of $166.7 million of adjusted noninterest expense5, $38.0 million in amortization of tax credit and other investments, and $0.7 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $166.7 million increased by 3% from $161.5 million in the second quarter. The largest quarter-over-quarter change was in other operating expense, which increased to $21.0 million, compared with $17.9 million in the second quarter, due to higher loan-related expenses and charitable contributions.
•Amortization of tax credit and other investments totaled $38.0 million, compared with $27.3 million in the second quarter. The quarter-over-quarter change in the amortization of tax credits and other investments partially reflects the impact of investments that closed in the third quarter. For the fourth quarter, the Company expects the amortization of tax credit and other investments to be approximately $30 million.
•The adjusted efficiency ratio5 was 35.6% in the third quarter, compared with 36.3% in the second quarter.

TAX RELATED ITEMS

Third quarter 2021 income tax expense was $48.0 million and the effective tax rate was 17.5%. Year-to-date through the third quarter of 2021, the effective tax rate was 16%. For the full year, the Company expects the effective tax rate to be approximately 17%.

ASSET QUALITY

Quarter-over-quarter, nonperforming assets decreased by 24%, to 0.28% of total assets, and criticized loans were down 2%, to 2.50% of loans held-for-investment (“HFI”). The allowance for loan losses (“ALLL”) totaled $560.4 million, or 1.38% of loans HFI, as of September 30, 2021, compared with $585.7 million, or 1.46% of loans HFI, as of June 30, 2021.
1
•Quarter-over-quarter, the ALLL decreased by $25.3 million, and the ALLL coverage ratio of loans HFI decreased by eight basis points. The change in the ALLL largely reflects an improved macroeconomic forecast as of September 30, 2021, compared with June 30, 2021. Consequently, the Company recorded a negative $10.0 million provision for credit losses during the third quarter of 2021.
•Third quarter 2021 net charge-offs were $13.5 million, or annualized 0.13% of average loans HFI, essentially unchanged from $13.3 million, or annualized 0.13% of average loans HFI, for the second quarter of 2021.
•Quarter-over-quarter, nonperforming assets decreased by $53.1 million, or 24%, and the nonperforming asset ratio improved by 10 basis points. As of September 30, 2021, nonperforming assets were $172.6 million, or 0.28% of total assets, compared with $225.7 million, or 0.38% of total assets, as of June 30, 2021.
•Quarter-over-quarter, criticized loans decreased by $21.7 million, or 2%, and the criticized loans ratio improved by eight basis points. As of September 30, 2021, criticized loans totaled $1,010 million, or 2.50% of loans HFI, compared with $1,032 million, or 2.58% of loans HFI, as of June 30, 2021.

[5] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of September 30, 2021, June 30, 2021, and September 30, 2020.

EWBC Risk-Based Capital Ratios

($ in millions)	September 30, 2021 (a)	June 30, 2021 (a)	September 30, 2020 (a)

CET1 capital ratio	12.8%	12.8%	12.8%
Tier 1 capital ratio	12.8%	12.8%	12.8%
Total capital ratio	14.2%	14.3%	14.5%
Leverage ratio	8.8%	9.1%	9.8%
Risk-Weighted Assets (“RWA”) (b)	$42,128	$40,609	$36,922

(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its September 30, 2021, June 30, 2021 and September 30, 2020 regulatory capital ratios. The Company’s September 30, 2021 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared fourth quarter 2021 dividends for the Company’s common stock. The common stock cash dividend of $0.33 per share is payable on November 15, 2021, to stockholders of record on November 1, 2021.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. East West did not repurchase any shares during the third quarter of 2021, and has not repurchased any shares since the first quarter of 2020, under this authorization.

Conference Call

East West will host a conference call to discuss third quarter 2021 earnings with the public on Thursday, October 21, 2021 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses third quarter 2021 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on October 21, 2021 at 11:30 a.m. PT through November 21, 2021. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 10160606.

About East West

East West Bancorp, Inc. is a public company with total assets of $61.0 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 120 locations in the United States and in China. The Company’s markets in the United States include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (the “SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are statements that are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control, such as the future impacts of the COVID-19 pandemic. These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business. They usually can be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar expressions, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, some of which are beyond the Company’s control, include, but are not limited to: changes in the U.S. economy, including an economic slowdown, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; changes in local, regional and global business, economic and political conditions and geopolitical events; the economic, financial, reputational and other impacts of the ongoing COVID-19 global pandemic and variants thereof and any other pandemic, epidemic or health-related crisis, as well as a deterioration of asset quality and an increase in credit losses due to the COVID-19 global pandemic; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC, the Consumer Financial Protection Bureau, and the DFPI; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, and savings and borrowing habits, patterns and behaviors; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against financial institutions in its banking markets and other entities, including as a result of emerging technologies; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of the benchmark interest rate reform in the U.S. including the transition away from USD LIBOR to alternative reference rates; impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks, and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s operations due to political developments, disease pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to pay dividends and repurchase common stock and to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s AFS debt securities portfolio; and impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts and earthquakes, all of which are particularly common in California, or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2020 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

					September 30, 2021 % or Basis Point Change
	September 30, 2021	June 30, 2021	September 30, 2020		Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$594,631	$626,716	$503,376		(5.1)%		18.1%
Interest-bearing cash with banks	4,258,270	5,371,089	4,003,565		(20.7)		6.4
Cash and cash equivalents	4,852,901	5,997,805	4,506,941		(19.1)		7.7
Interest-bearing deposits with banks	855,162	830,279	699,465		3.0		22.3
Assets purchased under resale agreements (“resale agreements”)	2,596,142	2,299,184	1,210,000		12.9		114.6
Available-for-sale (“AFS”) debt securities (amortized cost of $9,783,180, $8,411,142 and $4,471,694)	9,713,006	8,399,460	4,539,160		15.6		114.0
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	77,200	76,931	79,172		0.3		(2.5)
Loans held-for-sale (“HFS”)	—	1,819	4,148		(100.0)		(100.0)
Loans held-for-investment (''HFI'') (net of allowance for loan losses of $560,404, $585,724 and $618,252)	39,921,301	39,485,775	36,818,877		1.1		8.4
Investments in qualified affordable housing partnerships, net	297,367	287,432	192,913		3.5		54.1
Investments in tax credit and other investments, net	367,428	364,187	254,512		0.9		44.4
Goodwill	465,697	465,697	465,697		—		—
Operating lease right-of-use assets	99,785	102,609	96,092		(2.8)		3.8
Other assets	1,713,121	1,543,698	1,504,500		11.0		13.9
Total assets	$60,959,110	$59,854,876	$50,371,477		1.8%		21.0%

Liabilities and Stockholders’ Equity
Deposits	$53,356,190	$52,582,575	$41,680,555		1.5%		28.0%
Short-term borrowings	—	—	59,613		—		(100.0)
FHLB advances	248,898	248,464	657,185		0.2		(62.1)
Assets sold under repurchase agreements (“repurchase agreements”)	300,000	300,000	348,063		—		(13.8)
Long-term debt and finance lease liabilities	151,795	151,997	1,579,317	(1)	(0.1)		(90.4)
Operating lease liabilities	107,107	110,105	103,673		(2.7)		3.3
Accrued expenses and other liabilities	1,104,919	914,187	816,965		20.9		35.2
Total liabilities	55,268,909	54,307,328	45,245,371		1.8		22.2
Stockholders’ equity	5,690,201	5,547,548	5,126,106		2.6		11.0
Total liabilities and stockholders’ equity	$60,959,110	$59,854,876	$50,371,477		1.8%		21.0%

Book value per common share	$40.10	$39.10	$36.22		2.6%		10.7%
Tangible equity (2) per common share	$36.75	$35.75	$32.85		2.8		11.9
Number of common shares at period-end	141,884	141,878	141,507		0.0		0.3
Tangible equity to tangible assets ratio (2)	8.62%	8.54%	9.32%		8	bps	(70)	bps

(1)Includes $1.43 billion of advances from the Federal Reserve Paycheck Protection Program Liquidity Facility (“PPPLF”) as of September 30, 2020.
(2)See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2021 % Change
	September 30, 2021	June 30, 2021	September 30, 2020	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$13,831,649	$13,790,461	$13,305,024	0.3%	4.0%
Commercial real estate (“CRE”):
CRE	11,818,065	11,711,369	11,037,987	0.9	7.1
Multifamily residential	3,340,378	3,219,796	3,057,274	3.7	9.3
Construction and land	376,921	460,678	578,407	(18.2)	(34.8)
Total CRE	15,535,364	15,391,843	14,673,668	0.9	5.9
Consumer:
Residential mortgage:
Single-family residential	9,021,801	8,869,370	7,785,759	1.7	15.9
Home equity lines of credit (“HELOCs”)	1,963,622	1,872,166	1,514,388	4.9	29.7
Total residential mortgage	10,985,423	10,741,536	9,300,147	2.3	18.1
Other consumer	129,269	147,659	158,290	(12.5)	(18.3)
Total loans HFI (2)	40,481,705	40,071,499	37,437,129	1.0	8.1
Loans HFS	—	1,819	4,148	(100.0)	(100.0)
Total loans (2)	40,481,705	40,073,318	37,441,277	1.0	8.1
Allowance for loan losses	(560,404)	(585,724)	(618,252)	(4.3)	(9.4)
Net loans (2)	$39,921,301	$39,487,594	$36,823,025	1.1	8.4

Deposits:
Noninterest-bearing demand	$23,175,471	$21,816,721	$14,924,917	6.2%	55.3%
Interest-bearing checking	6,530,601	6,762,178	5,731,573	(3.4)	13.9
Money market	12,555,879	12,853,812	9,553,574	(2.3)	31.4
Savings	2,855,597	2,719,106	2,401,318	5.0	18.9
Time deposits	8,238,642	8,430,758	9,069,173	(2.3)	(9.2)
Total deposits	$53,356,190	$52,582,575	$41,680,555	1.5%	28.0%

(1)Includes $807.3 million, $1.43 billion and $1.77 billion of Paycheck Protection Program (“PPP”) loans as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(54.3) million, $(67.0) million and $(67.0) million as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively. Net origination fees related to PPP loans were $(13.5) million, $(25.9) million and $(22.6) million as of September 30, 2021, June 30, 2021 and September 30, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended				September 30, 2021 % Change
	September 30, 2021	June 30, 2021	September 30, 2020		Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$415,307	$399,333	$365,728		4.0%	13.6%
Interest expense	19,601	22,860	41,598		(14.3)	(52.9)
Net interest income before provision for credit losses	395,706	376,473	324,130		5.1	22.1
(Reversal of) provision for credit losses	(10,000)	(15,000)	10,000		(33.3)	NM
Net interest income after provision for credit losses	405,706	391,473	314,130		3.6	29.2
Noninterest income	73,109	68,431	54,503	(2)	6.8	34.1
Noninterest expense	205,384	189,523	172,573	(2)	8.4	19.0
Income before income taxes	273,431	270,381	196,060		1.1	39.5
Income tax expense	47,982	45,639	36,523		5.1	31.4
Net income	$225,449	$224,742	$159,537		0.3%	41.3%
Earnings per share (“EPS”)
- Basic	$1.59	$1.58	$1.13		0.3%	40.9%
- Diluted	$1.57	$1.57	$1.12		0.2	40.2
Weighted-average number of shares outstanding
- Basic	141,880	141,868	141,498		0.0%	0.3%
- Diluted	143,143	143,040	142,043		0.1	0.8

	Three Months Ended				September 30, 2021 % Change
	September 30, 2021	June 30, 2021	September 30, 2020		Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$17,516	$21,092	$18,736		(17.0)%	(6.5)%
Deposit account fees	18,508	17,342	12,573		6.7	47.2
Interest rate contracts and other derivative income (loss)	7,156	(3,172)	5,538		(325.6)	29.2
Foreign exchange income	13,101	13,007	3,310		0.7	295.8
Wealth management fees	5,598	7,951	4,553		(29.6)	23.0
Net gains on sales of loans	3,329	1,491	361		123.3	822.2
Gains on sales of AFS debt securities	354	632	698		(44.0)	(49.3)
Other investment income	5,349	7,596	5,239	(2)	(29.6)	2.1
Other income	2,198	2,492	3,495		(11.8)	(37.1)
Total noninterest income	$73,109	$68,431	$54,503	(2)	6.8%	34.1%
Noninterest expense:
Compensation and employee benefits	$105,751	$105,426	$99,756		0.3%	6.0%
Occupancy and equipment expense	15,851	15,377	16,648		3.1	(4.8)
Deposit insurance premiums and regulatory assessments	4,641	4,274	4,006		8.6	15.9
Deposit account expense	4,136	3,817	3,113		8.4	32.9
Data processing	3,575	4,035	3,590		(11.4)	(0.4)
Computer software expense	8,426	7,521	8,539		12.0	(1.3)
Consulting expense	1,635	1,868	1,224		(12.5)	33.6
Legal expense	2,363	1,975	1,366		19.6	73.0
Other operating expense	20,998	17,939	17,122		17.1	22.6
Amortization of tax credit and other investments	38,008	27,291	17,209	(2)	39.3	120.9
Total noninterest expense	$205,384	$189,523	$172,573	(2)	8.4%	19.0%

NM - Not meaningful.
(1)Includes $15.2 million, $15.4 million and $7.8 million of interest income related to PPP loans for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively.
(2)Starting fourth quarter of 2020, the Company reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. September 30, 2020 comparative amounts have been revised to conform with the current presentation.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended			September 30, 2021 % Change
	September 30, 2021	September 30, 2020		Yr-o-Yr
Interest and dividend income (1)	$1,196,026	$1,213,694		(1.5)%
Interest expense	70,152	183,082		(61.7)
Net interest income before provision for credit losses	1,125,874	1,030,612		9.2
(Reversal of ) provision for credit losses	(25,000)	186,313		(113.4)
Net interest income after provision for credit losses	1,150,874	844,299		36.3
Noninterest income	214,406	165,715	(2)	29.4
Noninterest expense	585,984	537,671	(2)	9.0
Income before income taxes	779,296	472,343		65.0
Income tax expense	124,111	68,630		80.8
Net income	$655,185	$403,713		62.3%
EPS
- Basic	$4.62	$2.83		63.2%
- Diluted	$4.58	$2.82		62.3
Weighted-average number of shares outstanding
- Basic	141,799	142,595		(0.6)%
- Diluted	143,051	143,082		(0.0)

	Nine Months Ended			September 30, 2021 % Change
	September 30, 2021	September 30, 2020		Yr-o-Yr
Noninterest income:
Lending fees	$56,965	$56,455		0.9%
Deposit account fees	51,233	33,892		51.2
Interest rate contracts and other derivative income	20,981	18,718		12.1
Foreign exchange income	35,634	15,691		127.1
Wealth management fees	20,460	12,997		57.4
Net gains on sales of loans	6,601	1,443		357.4
Gains on sales of AFS debt securities	1,178	11,867		(90.1)
Other investment income	13,870	6,652	(2)	108.5
Other income	7,484	8,000		(6.5)
Total noninterest income	$214,406	$165,715	(2)	29.4%
Noninterest expense:
Compensation and employee benefits	$318,985	$298,671		6.8%
Occupancy and equipment expense	47,150	49,941		(5.6)
Deposit insurance premiums and regulatory assessments	12,791	11,133		14.9
Deposit account expense	11,845	10,029		18.1
Data processing	12,088	11,896		1.6
Computer software expense	23,106	22,006		5.0
Consulting expense	4,978	3,854		29.2
Legal expense	5,840	6,093		(4.2)
Other operating expense	58,544	57,489		1.8
Amortization of tax credit and other investments	90,657	57,819	(2)	56.8
Repurchase agreements’ extinguishment cost	—	8,740		(100.0)
Total noninterest expense	$585,984	$537,671	(2)	9.0%

(1)Includes $45.6 million and $29.1 million of interest income related to PPP loans for the nine months ended September 30, 2021 and 2020, respectively.
(2)Starting fourth quarter of 2020, the Company reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. September 30, 2020 comparative amounts have been revised to conform with the current presentation.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2021 % Change		Nine Months Ended		September 30, 2021 % Change
	September 30, 2021	June 30, 2021	September 30, 2020	Qtr-o-Qtr	Yr-o-Yr	September 30, 2021	September 30, 2020	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,531,338	$13,811,966	$13,235,845	(2.0)%	2.2%	$13,678,462	$12,988,486	5.3%
CRE:
CRE	11,747,607	11,616,916	10,942,780	1.1	7.4	11,564,946	10,747,669	7.6
Multifamily residential	3,248,281	3,125,001	3,107,294	3.9	4.5	3,139,209	2,995,227	4.8
Construction and land	415,812	477,860	564,219	(13.0)	(26.3)	480,514	599,957	(19.9)
Total CRE	15,411,700	15,219,777	14,614,293	1.3	5.5	15,184,669	14,342,853	5.9
Consumer:
Residential mortgage:
Single-family residential	8,962,533	8,650,706	7,695,838	3.6	16.5	8,645,135	7,487,347	15.5
HELOCs	1,912,629	1,800,213	1,475,098	6.2	29.7	1,793,928	1,454,237	23.4
Total residential mortgage	10,875,162	10,450,919	9,170,936	4.1	18.6	10,439,063	8,941,584	16.7
Other consumer	141,951	139,608	139,371	1.7	1.9	139,557	214,936	(35.1)
Total loans (2)	$39,960,151	$39,622,270	$37,160,445	0.9%	7.5%	$39,441,751	$36,487,859	8.1%

Interest-earning assets	$58,239,480	$54,901,209	$47,428,586	6.1%	22.8%	$55,350,645	$45,076,734	22.8%
Total assets	$61,359,533	$57,771,837	$50,247,259	6.2%	22.1%	$58,263,002	$47,753,030	22.0%

Deposits:
Noninterest-bearing demand	$23,169,323	$19,717,315	$14,296,475	17.5%	62.1%	$20,345,370	$12,987,813	56.6%
Interest-bearing checking	6,646,515	6,671,358	5,663,873	(0.4)	17.3	6,571,231	5,119,568	28.4
Money market	12,604,827	12,596,515	9,981,704	0.1	26.3	12,262,173	9,630,918	27.3
Savings	2,792,702	2,676,865	2,259,788	4.3	23.6	2,715,114	2,162,365	25.6
Time deposits	8,283,265	8,518,936	9,008,907	(2.8)	(8.1)	8,635,249	9,633,582	(10.4)
Total deposits	$53,496,632	$50,180,989	$41,210,747	6.6%	29.8%	$50,529,137	$39,534,246	27.8%

Interest-bearing liabilities	$31,039,410	$31,394,114	$29,552,756	(1.1)%	5.0%	$31,099,675	$28,506,736	9.1%
Stockholders’ equity	$5,680,306	$5,425,952	$5,079,351	4.7%	11.8%	$5,482,705	$5,028,122	9.0%

(1)Includes average balances of PPP loans of $1.11 billion, $1.87 billion and $1.76 billion for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020, respectively, and $1.63 billion and $1.08 billion for the nine months ended September 30, 2021 and 2020, respectively.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2021			June 30, 2021
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$7,036,823	$4,521	0.25%	$5,072,225	$3,628	0.29%
Resale agreements	2,382,741	8,957	1.49%	2,129,567	8,021	1.51%
AFS debt securities	8,782,682	37,826	1.71%	7,997,005	34,690	1.74%
Loans (2)	39,960,151	363,503	3.61%	39,622,270	352,453	3.57%
FHLB and FRB stock	77,083	500	2.57%	80,142	541	2.71%
Total interest-earning assets	58,239,480	415,307	2.83%	54,901,209	399,333	2.92%

Noninterest-earning assets:
Cash and due from banks	627,640			600,053
Allowance for loan losses	(584,827)			(607,523)
Other assets	3,077,240			2,878,098
Total assets	$61,359,533			$57,771,837

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,646,515	$3,186	0.19%	$6,671,358	$3,777	0.23%
Money market deposits	12,604,827	3,446	0.11%	12,596,515	3,712	0.12%
Savings deposits	2,792,702	1,943	0.28%	2,676,865	2,078	0.31%
Time deposits	8,283,265	7,395	0.35%	8,518,936	8,431	0.40%
Federal funds purchased and other short-term borrowings	620	—	—%	336	—	—%
FHLB advances	248,614	857	1.37%	474,887	2,099	1.77%
Repurchase agreements	310,997	2,012	2.57%	303,118	1,991	2.63%
Long-term debt and finance lease liabilities	151,870	762	1.99%	152,099	772	2.04%
Total interest-bearing liabilities	31,039,410	19,601	0.25%	31,394,114	22,860	0.29%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,169,323			19,717,315
Accrued expenses and other liabilities	1,470,494			1,234,456
Stockholders’ equity	5,680,306			5,425,952
Total liabilities and stockholders’ equity	$61,359,533			$57,771,837

Interest rate spread			2.58%			2.63%
Net interest income and net interest margin		$395,706	2.70%		$376,473	2.75%
Adjusted net interest income and adjusted net interest margin (3)		$380,494	2.64%		$361,096	2.73%

(1)Annualized.
(2)Includes loans HFS.
(3)Net interest income and net interest margin for the three months ended September 30, 2021 and June 30, 2021 have been adjusted for the impact of PPP loans. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2021			September 30, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$7,036,823	$4,521	0.25%	$4,904,394		$5,045	0.41%
Resale agreements	2,382,741	8,957	1.49%	1,225,217		5,295	1.72%
AFS debt securities	8,782,682	37,826	1.71%	4,059,456		18,493	1.81%
Loans (2)	39,960,151	363,503	3.61%	37,160,445		336,542	3.60%
FHLB and FRB stock	77,083	500	2.57%	79,074		353	1.78%
Total interest-earning assets	58,239,480	415,307	2.83%	47,428,586		365,728	3.07%

Noninterest-earning assets:
Cash and due from banks	627,640			522,699
Allowance for loan losses	(584,827)			(632,216)
Other assets	3,077,240			2,928,190
Total assets	$61,359,533			$50,247,259

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,646,515	$3,186	0.19%	$5,663,873		$4,345	0.31%
Money market deposits	12,604,827	3,446	0.11%	9,981,704		6,837	0.27%
Savings deposits	2,792,702	1,943	0.28%	2,259,788		1,481	0.26%
Time deposits	8,283,265	7,395	0.35%	9,008,907		21,135	0.93%
Federal funds purchased and other short-term borrowings	620	—	—%	84,858		407	1.91%
FHLB advances	248,614	857	1.37%	656,906		3,146	1.91%
Repurchase agreements	310,997	2,012	2.57%	317,097		2,155	2.70%
Long-term debt and finance lease liabilities	151,870	762	1.99%	1,579,623	(3)	2,092	0.53%
Total interest-bearing liabilities	31,039,410	19,601	0.25%	29,552,756		41,598	0.56%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	23,169,323			14,296,475
Accrued expenses and other liabilities	1,470,494			1,318,677
Stockholders’ equity	5,680,306			5,079,351
Total liabilities and stockholders’ equity	$61,359,533			$50,247,259

Interest rate spread			2.58%				2.51%
Net interest income and net interest margin		$395,706	2.70%			$324,130	2.72%
Adjusted net interest income and adjusted net interest margin (4)		$380,494	2.64%			$317,611	2.77%

(1)Annualized.
(2)Includes loans HFS.
(3)Primarily includes average balances of PPPLF, which was repaid in full during the fourth quarter of 2020.
(4)Net interest income and net interest margin for the three months ended September 30, 2021 and September 30, 2020 have been adjusted for the impact of PPP loans. Net interest margin for the three months ended September 30, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average		Average	Average			Average
	Balance	Interest	Yield/Rate (1)	Balance		Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$6,078,982	$11,781	0.26%	$3,775,242		$20,717	0.73%
Resale agreements (2)	1,994,776	23,077	1.55%	1,048,923		16,434	2.09%
AFS debt securities	7,755,029	101,616	1.75%	3,685,837		59,639	2.16%
Loans (3)	39,441,751	1,057,964	3.59%	36,487,859		1,115,804	4.08%
FHLB and FRB stock	80,107	1,588	2.65%	78,873		1,100	1.86%
Total interest-earning assets	55,350,645	1,196,026	2.89%	45,076,734		1,213,694	3.60%

Noninterest-earning assets:
Cash and due from banks	602,830			510,750
Allowance for loan losses	(603,523)			(563,912)
Other assets	2,913,050			2,729,458
Total assets	$58,263,002			$47,753,030

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,571,231	$11,177	0.23%	$5,119,568		$19,995	0.52%
Money market deposits	12,262,173	11,869	0.13%	9,630,918		37,178	0.52%
Savings deposits	2,715,114	5,762	0.28%	2,162,365		4,743	0.29%
Time deposits	8,635,250	26,982	0.42%	9,633,582		94,684	1.31%
Federal funds purchased and other short-term borrowings	1,871	42	3.00%	128,846		1,228	1.27%
FHLB advances	457,273	6,025	1.76%	667,935		10,655	2.13%
Repurchase agreements (2)	304,745	5,981	2.62%	355,923		9,686	3.64%
Long-term debt and finance lease liabilities	152,018	2,314	2.04%	807,599	(4)	4,913	0.81%
Total interest-bearing liabilities	31,099,675	70,152	0.30%	28,506,736		183,082	0.86%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	20,345,370			12,987,813
Accrued expenses and other liabilities	1,335,252			1,230,359
Stockholders’ equity	5,482,705			5,028,122
Total liabilities and stockholders’ equity	$58,263,002			$47,753,030

Interest rate spread			2.59%				2.74%
Net interest income and net interest margin		$1,125,874	2.72%			$1,030,612	3.05%
Adjusted net interest income and adjusted net interest margin (5)		$1,080,268	2.69%			$1,003,267	3.05%

(1)Annualized.
(2)Average balances of resale and repurchase agreements for the nine months ended September 30, 2020 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale and gross repurchase agreements for the nine months ended September 30, 2020 were 2.09% and 3.48%, respectively.
(3)Includes loans HFS.
(4)Primarily includes average balances of PPPLF, which was repaid in full during the fourth quarter of 2020.
(5)Net interest income and net interest margin for the nine months ended September 30, 2021 and September 30, 2020 have been adjusted for the impact of PPP loans. Net interest margin for the nine months ended September 30, 2020 has been adjusted for advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				September 30, 2021 Basis Point Change
	September 30, 2021	June 30, 2021	September 30, 2020		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.46%	1.56%	1.26%		(10)	bps	20	bps
Return on average equity	15.75%	16.61%	12.50%		(86)		325
Return on average tangible equity (2)	17.25%	18.28%	13.88%		(103)		337
Interest rate spread	2.58%	2.63%	2.51%		(5)		7
Net interest margin	2.70%	2.75%	2.72%		(5)		(2)
Adjusted net interest margin (2)	2.64%	2.73%	2.77%		(9)		(13)
Average loan yield	3.61%	3.57%	3.60%		4		1
Adjusted average loan yield (2)	3.56%	3.58%	3.70%		(2)		(14)
Yield on average interest-earning assets	2.83%	2.92%	3.07%		(9)		(24)
Average cost of interest-bearing deposits	0.21%	0.24%	0.50%		(3)		(29)
Average cost of deposits	0.12%	0.14%	0.33%		(2)		(21)
Average cost of funds	0.14%	0.18%	0.38%		(4)		(24)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.95%	1.97%	1.78%		(2)		17
Adjusted noninterest expense/average assets (2)	1.08%	1.12%	1.22%		(4)		(14)
Efficiency ratio	43.81%	42.60%	45.58%		121		(177)
Adjusted efficiency ratio (2)	35.55%	36.30%	40.79%		(75)	bps	(524)	bps

	Nine Months Ended (1)		September 30, 2021 Basis Point Change
	September 30, 2021	September 30, 2020	Yr-o-Yr
Return on average assets	1.50%	1.13%	37	bps
Return on average equity	15.98%	10.73%	525
Return on average tangible equity (2)	17.56%	11.95%	561
Interest rate spread	2.59%	2.74%	(15)
Net interest margin	2.72%	3.05%	(33)
Adjusted net interest margin (2)	2.69%	3.05%	(36)
Average loan yield	3.59%	4.08%	(49)
Adjusted average loan yield (2)	3.58%	4.10%	(52)
Yield on average interest-earning assets	2.89%	3.60%	(71)
Average cost of interest-bearing deposits	0.25%	0.79%	(54)
Average cost of deposits	0.15%	0.53%	(38)
Average cost of funds	0.18%	0.59%	(41)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.94%	2.04%	(10)
Adjusted noninterest expense/average assets (2)	1.13%	1.31%	(18)
Efficiency ratio	43.72%	44.94%	(122)
Adjusted efficiency ratio (2)	36.80%	39.14%	(234)	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13 and 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724
(Reversal of) provision for credit losses on loans	(a)	(23,365)	8,527	2,972	130	(11,736)
Gross charge-offs		(1,154)	(16,903)	(912)	(10)	(18,979)
Gross recoveries		4,203	1,106	156	—	5,465
Total net recoveries (charge-offs)		3,049	(15,797)	(756)	(10)	(13,514)
Foreign currency translation adjustment		(70)	—	—	—	(70)
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404

		Three Months Ended June 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2021		$394,084	$192,895	$18,509	$2,018	$607,506
(Reversal of) provision for credit losses on loans	(a)	(22,586)	10,747	859	2,209	(8,771)
Gross charge-offs		(10,572)	(4,456)	—	(32)	(15,060)
Gross recoveries		1,338	344	100	3	1,785
Total net (charge-offs) recoveries		(9,234)	(4,112)	100	(29)	(13,275)
Foreign currency translation adjustment		264	—	—	—	264
Allowance for loan losses, June 30, 2021		$362,528	$199,530	$19,468	$4,198	$585,724

		Three Months Ended September 30, 2020
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, June 30, 2020		$380,723	$219,649	$29,181	$2,518	$632,071
Provision for (reversal of) credit losses on loans	(a)	31,691	(18,397)	(3,329)	(76)	9,889
Gross charge-offs		(25,111)	(1,414)	—	(124)	(26,649)
Gross recoveries		1,218	1,180	43	—	2,441
Total net (charge-offs) recoveries		(23,893)	(234)	43	(124)	(24,208)
Foreign currency translation adjustment		500	—	—	—	500
Allowance for loan losses, September 30, 2020		$389,021	$201,018	$25,895	$2,318	$618,252

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2021
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2020		$398,040	$201,603	$18,210	$2,130	$619,983
(Reversal of) provision for credit losses on loans	(a)	(42,112)	16,198	4,229	2,226	(19,459)
Gross charge-offs		(20,162)	(28,642)	(1,091)	(43)	(49,938)
Gross recoveries		6,301	3,101	336	5	9,743
Total net charge-offs		(13,861)	(25,541)	(755)	(38)	(40,195)
Foreign currency translation adjustment		75	—	—	—	75
Allowance for loan losses, September 30, 2021		$342,142	$192,260	$21,684	$4,318	$560,404

		Nine Months Ended September 30, 2020
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2019		$238,376	$82,739	$33,792	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	54,168	(5,468)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$136,907	$28,324	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	130,171	54,550	(2,679)	(3,197)	178,845
Gross charge-offs		(57,466)	(2,688)	(221)	(180)	(60,555)
Gross recoveries		3,395	12,249	471	94	16,209
Total net (charge-offs) recoveries		(54,071)	9,561	250	(86)	(44,346)
Foreign currency translation adjustment		308	—	—	—	308
Allowance for loan losses, September 30, 2020		$389,021	$201,018	$25,895	$2,318	$618,252

		Three Months Ended			Nine Months Ended
		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$26,300	$32,529	$28,972	$33,577	$11,158
Impact of ASU 2016-13 adoption		—	—	—	—	10,457
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	1,736	(6,229)	111	(5,541)	7,468
Allowance for unfunded credit commitments, end of period (1)		$28,036	$26,300	$29,083	$28,036	$29,083

(Reversal of) provision for credit losses	(a)+(b)	$(10,000)	$(15,000)	$10,000	$(25,000)	$186,313

(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2021	June 30, 2021	September 30, 2020
Special mention loans	$448,497	$386,807	$722,920
Classified loans	561,787	645,180	758,496
Total criticized loans	$1,010,284	$1,031,987	$1,481,416

Nonperforming Assets	September 30, 2021	June 30, 2021	September 30, 2020
Nonaccrual loans:
Commercial:
C&I	$97,157	$83,225	$145,986
Total CRE	15,359	81,573	59,724
Consumer:
Total residential mortgage	18,153	30,489	28,289
Other consumer	2,491	2,503	2,495
Total nonaccrual loans	133,160	197,790	236,494
Other real estate owned, net	28,800	14,914	19,504
Other nonperforming assets	10,681	13,025	3,890
Total nonperforming assets	$172,641	$225,729	$259,888

Credit Quality Ratios	September 30, 2021	June 30, 2021	September 30, 2020
Annualized quarterly net charge-offs to average loans HFI	0.13%	0.13%	0.26%
Special mention loans to loans HFI	1.11%	0.97%	1.93%
Classified loans to loans HFI	1.39%	1.61%	2.03%
Criticized loans to loans HFI	2.50%	2.58%	3.96%
Nonperforming assets to total assets	0.28%	0.38%	0.52%
Nonaccrual loans to loans HFI	0.33%	0.49%	0.63%
Allowance for loan losses to loans HFI	1.38%	1.46%	1.65%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		September 30, 2021	June 30, 2021	September 30, 2020
Net interest income before provision for credit losses	(a)	$395,706	$376,473	$324,130
Total noninterest income (1)		73,109	68,431	54,503
Total revenue	(b)	$468,815	$444,904	$378,633

Total noninterest expense (1)	(c)	$205,384	$189,523	$172,573
Less: Amortization of tax credit and other investments (1)		(38,008)	(27,291)	(17,209)
Amortization of core deposit intangibles		(705)	(710)	(927)
Adjusted noninterest expense	(d)	$166,671	$161,522	$154,437
Efficiency ratio	(c)/(b)	43.81%	42.60%	45.58%
Adjusted efficiency ratio	(d)/(b)	35.55%	36.30%	40.79%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$302,144	$283,382	$224,196
Average total assets	(f)	$61,359,533	$57,771,837	$50,247,259
Adjusted pre-tax, pre-provision profitability ratio (2)	(e)/(f)	1.95%	1.97%	1.78%
Adjusted noninterest expense/average assets (2)	(d)/(f)	1.08%	1.12%	1.22%

		Nine Months Ended
		September 30, 2021	September 30, 2020
Net interest income before provision for credit losses	(g)	$1,125,874	$1,030,612
Total noninterest income (1)		214,406	165,715
Total revenue	(h)	$1,340,280	$1,196,327

Total noninterest expense (1)	(i)	$585,984	$537,671
Less: Amortization of tax credit and other investments (1)		(90,657)	(57,819)
Amortization of core deposit intangibles		(2,147)	(2,811)
Repurchase agreements’ extinguishment cost		—	(8,740)
Adjusted noninterest expense	(j)	$493,180	$468,301
Efficiency ratio	(i)/(h)	43.72%	44.94%
Adjusted efficiency ratio	(j)/(h)	36.80%	39.14%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$847,100	$728,026
Average total assets	(l)	$58,263,002	$47,753,030
Adjusted pre-tax, pre-provision profitability ratio (2)	(k)/(l)	1.94%	2.04%
Adjusted noninterest expense/average assets (2)	(j)/(l)	1.13%	1.31%

(1)Starting fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2021	June 30, 2021	September 30, 2020
Stockholders’ equity	(a)	$5,690,201	$5,547,548	$5,126,106
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,849)	(10,309)	(12,369)
Tangible equity	(b)	$5,214,655	$5,071,542	$4,648,040

Total assets	(c)	$60,959,110	$59,854,876	$50,371,477
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(9,849)	(10,309)	(12,369)
Tangible assets	(d)	$60,483,564	$59,378,870	$49,893,411
Total stockholders’ equity to total assets ratio	(a)/(c)	9.33%	9.27%	10.18%
Tangible equity to tangible assets ratio	(b)/(d)	8.62%	8.54%	9.32%

Return on average tangible equity represents tangible net income divided by average tangible equity. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Nine Months Ended
		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income		$225,449	$224,742	$159,537	$655,185	$403,713
Add: Amortization of core deposit intangibles		705	710	927	2,147	2,811
Amortization of mortgage servicing assets		430	420	450	1,264	1,492
Tax effect of amortization adjustments (2)		(322)	(321)	(390)	(968)	(1,220)
Tangible net income	(e)	$226,262	$225,551	$160,524	$657,628	$406,796

Average stockholders’ equity		$5,680,306	$5,425,952	$5,079,351	$5,482,705	$5,028,122
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(10,135)	(10,827)	(13,083)	(10,847)	(14,302)
Average tangible equity	(f)	$5,204,474	$4,949,428	$4,600,571	$5,006,161	$4,548,123
Return on average tangible equity (3)	(e)/(f)	17.25%	18.28%	13.88%	17.56%	11.95%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 28.37% for the three and nine months ended September 30, 2021, and the three months ended June 30, 2021. Applied statutory tax rate of 28.35% for the three and nine months ended September 30, 2020.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA’s PPP in response to the Consolidated Appropriations Act, 2021 signed by the President on December 27, 2020. The PPP ended on May 31, 2021.
These loans are included in the Company’s C&I portfolio, have an interest rate of one percent and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.
Adjusted loan yield and adjusted net interest margin for the three and nine months ended September 30, 2021 and 2020, and three months ended June 30, 2020 exclude the impact of PPP loans. Net interest margin for the three and nine months ended September 30, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended			Nine Months Ended
Yield on Average Loans		September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income on loans	(a)	$363,503	$352,453	$336,542	$1,057,964	$1,115,804
Less: Interest income on PPP loans		(15,212)	(15,377)	(7,778)	(45,606)	(29,067)
Adjusted interest income on loans	(b)	$348,291	$337,076	$328,764	$1,012,358	$1,086,737

Average loans	(c)	$39,960,151	$39,622,270	$37,160,445	$39,441,751	$36,487,859
Less: Average PPP loans		(1,111,404)	(1,870,385)	(1,764,411)	(1,634,617)	(1,078,985)
Adjusted average loans	(d)	$38,848,747	$37,751,885	$35,396,034	$37,807,134	$35,408,874

Average loan yield (1)	(a)/(c)	3.61%	3.57%	3.60%	3.59%	4.08%
Adjusted average loan yield (1)	(b)/(d)	3.56%	3.58%	3.70%	3.58%	4.10%

Net Interest Margin
Net interest income before provision for credit losses	(e)	$395,706	$376,473	$324,130	$1,125,874	$1,030,612
Less: Interest income on PPP loans		(15,212)	(15,377)	(7,778)	(45,606)	(29,067)
Add: Interest expense on advances from the PPPLF		—	—	1,259	—	1,722
Adjusted net interest income	(f)	$380,494	$361,096	$317,611	$1,080,268	$1,003,267

Average interest-earning assets	(g)	$58,239,480	$54,901,209	$47,428,586	$55,350,645	$45,076,734
Less: Average PPP loans		(1,111,404)	(1,870,385)	(1,764,411)	(1,634,617)	(1,078,985)
Adjusted average interest-earning assets	(h)	$57,128,076	$53,030,824	$45,664,175	$53,716,028	$43,997,749

Net interest margin (1)	(e)/(g)	2.70%	2.75%	2.72%	2.72%	3.05%
Adjusted net interest margin (1)	(f)/(h)	2.64%	2.73%	2.77%	2.69%	3.05%

(1)Annualized.